                                                               File Nos. 2-98772
                                                                        811-4347
              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON JULY 3, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A



REGISTRATION STATEMENT UNDER THE INVESTMENT
      COMPANY ACT OF 1940

      Post-Effective Amendment No.  63                                       /X/


                                    GMO TRUST
               (Exact Name of Registrant as Specified in Charter)

                             40Rowes Wharf, Boston,
                         Massachusetts 02110 (Address of
                          principal executive offices)

                                  617-330-7500
              (Registrant's telephone number, including area code)

                                 with a copy to:

     R. Jeremy Grantham                                 J.B. Kittredge, Esq.
          GMO Trust                                         Ropes & Gray
       40 Rowes Wharf                                  One International Place
Boston, Massachusetts  02110                        Boston, Massachusetts  02110
                    (Name and address of agents for service)



It is proposed that this filing will become effective upon filing pursuant to
Section 8 of the Investment Company Act of 1940.



This filing relates solely to the GMO Foreign Small Companies Fund; it is intended that no information relating to any other series of GMO Trust is amended or superseded hereby.

GMO TRUST
                                                               Private Placement
                                                                      Memorandum
                                                                   June 30, 2000


- GMO FOREIGN SMALL COMPANIES FUND



                                                  ------------------------------
                                                  -    GMO TRUST OFFERS A BROAD
                                                       SELECTION OF INVESTMENT
                                                       ALTERNATIVES TO
                                                       INVESTORS.

                                                  -    INFORMATION ABOUT OTHER
                                                       FUNDS OFFERED BY GMO
                                                       TRUST IS CONTAINED IN
                                                       SEPARATE PROSPECTUSES.



GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
40 ROWES WHARF O BOSTON, MASSACHUSETTS 02110

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this private placement memorandum. Any representation to the contrary is a criminal offense.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

                                TABLE OF CONTENTS


SUMMARY OF FUND OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES...             1


OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES....................             2


SUMMARY OF PRINCIPAL RISKS.......................................             2


FEES AND EXPENSES................................................             6


FUND BENCHMARK...................................................             7


MANAGEMENT OF THE FUND...........................................             7


DETERMINATION OF NET ASSET VALUE.................................             8


HOW TO PURCHASE SHARES...........................................            10


HOW TO REDEEM SHARES.............................................            11


DISTRIBUTIONS AND TAXES..........................................            13


ADDITIONAL INFORMATION...........................................    BACK COVER


SHAREHOLDER INQUIRIES............................................    BACK COVER

                                   SUMMARY OF
               FUND OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

         The following summary describes the Fund's investment objective and principal investment strategies. The Fund may make other investments and engage in other investment strategies that are not specifically described in the summary. More information about the Fund's possible investments and strategies is set forth in the Statement of Additional Information. See the back cover of this Private Placement Memorandum (the "Prospectus") for information about how to receive the Statement of Additional Information. Unless described as fundamental in this Prospectus or in the Statement of Additional Information, the Fund's investment objective and policies may be changed by the Trustees without shareholder approval.

         In the Fund summary that follows, it is noted that the Fund will "invest primarily in" a particular type of securities or other assets. Investors should understand that this Prospectus uses the word "invest" to mean not only direct investment in a particular asset but also indirect investment in or exposure to the asset through the use of derivatives and related instruments.

         Investing in mutual funds involves risk. The Fund is subject to certain risks based on the types of investments in the Fund's portfolio and on the investment strategies the Fund employs. Investors should refer to the SUMMARY OF PRINCIPAL RISKS in the Prospectus at page 3 for a discussion of the principal risks of investing in the Fund. See the Statement of Additional Information for additional information about the risks of specific Fund investments and strategies. The Fund may not be available for purchase in all states. This Prospectus is not an offering in any state where an offering may not lawfully be made.

         It is important for you to note:

         -   You may lose money on an investment in the Fund.

         - An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

GMO FOREIGN SMALL COMPANIES FUND

Fund Inception Date: 6/30/00



                  OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES

INVESTMENT OBJECTIVE: The GMO Foreign Small Companies Fund seeks high total return. The Fund seeks to achieve its objective through investment in a diversified portfolio of equity securities of non-U.S. issuers. The Fund's current benchmark is the SSB EMI World ex-U.S. Index. See "Fund Benchmark" for more information.

INVESTMENT UNIVERSE: The Fund invests primarily in the equity securities of smaller companies located or doing business outside of the U.S. including but not limited to companies in the SSB EMI World ex-U.S. universe. Companies in the Fund's portfolio may have market capitalizations that are larger or smaller than companies in this universe. The Fund may also use derivatives.

PRINCIPAL INVESTMENTS: The Fund intends to be fully invested, and will not generally take defensive positions through investment in cash and high quality money market instruments. The Fund may also use exchange-traded and over-the-counter derivative instruments and related techniques to: (i) adjust its equity or foreign currency exposure; (ii) replace direct investing; and
(iii) implement shifts in investment exposure as a substitute for buying and selling securities.

METHODOLOGY/PORTFOLIO CONSTRUCTION: In selecting stocks for the Fund's portfolio, the Manager uses a value-oriented, bottom-up approach, researching and evaluating individual companies, to select stocks for the Fund. The Manager looks at the following characteristics when considering a company for the portfolio:

- Price to earnings ratio, which shows the relationship between a stock's price and the company's earnings over the past four quarters;
- Price to book ratio, which compares a stock's current market value with the amount shareholders would theoretically receive if the company liquidated;
- Price to cash flow ratio, which compares the price of the stock to the cash flow per share; and
- Yield, which is the rate of return paid in dividends on common or preferred stock.

The Manager then focuses on the companies that rank attractively based on these criteria. Sector and country allocations are determined by the Manager's top-down analysis of economic and market data. The Manager meets with company management and other knowledgeable participants in world markets.

RISKS: The most significant risks of an investment in the Fund are Smaller Company Risk, Market Risk, Foreign Investment Risk, Currency Risk and Derivatives Risk. For more information about these risks and other principal risks of an investment in the Fund, see "Summary of Principal Risks" below.

         The Fund commenced operations as a registered investment company on June 30, 2000. Prior to that date, the Fund operated as a portfolio of a private investment pool with investment objectives, policies and guidelines that were substantially the same as those of the Fund.

                           SUMMARY OF PRINCIPAL RISKS

         The value of your investment in the Fund changes with the values of the Fund's investments. Many factors can affect those values, and you can lose money by investing in the Fund. Factors that may affect the Fund's portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these risks but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments made by the Fund change over time. The Statement of Additional Information includes more information about the Fund and its investments.

         - SMALLER COMPANY RISK. Market risk and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets or financial resources or they may depend on a few key employees. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. Investments in smaller, less seasoned companies may present greater opportunities for growth and capital appreciation, but also involve greater risks than customarily are associated with larger, more established companies. Because the Fund invests primarily in the securities of smaller companies, these risks may be particularly pronounced.

         - MARKET RISK. The Fund is subject to market risk, which is the risk of unfavorable market-induced changes in the value of the securities owned by a Fund. General market risks associated with investments in equity securities include the following:

         Equity Securities. A principal risk of the Fund is that the equity securities held by the Fund will decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. The values of equity securities may decline for a number of reasons that directly relate to the issuing company, such as management performance, financial leverage and reduced demand for the issuer's goods or services. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions which are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally.

         The Fund maintains substantial exposure to equities and generally does not attempt to time the market. Because of this exposure, the possibility that stock market prices in general will decline over short or extended periods subjects the Fund to unpredictable declines in the value of their shares, as well as periods of poor performance.

         Value Securities Risk. Some equity securities (generally referred to as "value securities") are purchased primarily because they are selling at a price lower than what is believed to be their true value and not necessarily because the issuing companies are expected to experience significant earnings growth. These securities bear the risk that the companies may not overcome the adverse business developments or other factors causing their securities to be out of favor, or that the market does not recognize the value of the company, such that the price of the securities may decline or may not approach the value that the Manager anticipates. Since value criteria are used extensively by the Manager with the Fund, the Fund will be exposed to these risks.

         Growth Securities Risk. Some equity securities (generally known as "growth securities") are purchased primarily because it is believed that the companies issuing the securities will experience relatively rapid earnings growth. Growth securities typically trade at higher multiples of current earnings than other types of stocks. Growth securities are often more sensitive to general market movements than other types of stocks because their market prices tend to place greater emphasis on future earnings expectations. At times when it appears that these expectations may not be met, growth stock prices typically fall. The Fund may invest to a significant extent in growth securities and therefore is subject to these risks.

         - FOREIGN INVESTMENT RISK. Investments in securities traded principally in securities markets outside the United States are subject to additional and more varied risks, and may experience more rapid and extreme changes in value. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. There are generally higher commission rates on foreign portfolio transactions, transfer taxes, higher custodial costs and the possibility that foreign taxes will be charged on dividends and interest payable on foreign securities. Also, for less developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes or diplomatic developments could adversely affect the Fund's investments. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in foreign securities.

         Emerging Markets Risk. In addition, the Fund may invest in the securities of issuers based in countries with developing or "emerging market" economies. These investments are subject to greater levels of foreign investment risk than similar investments in more developed foreign markets, since emerging market securities may present market, credit, currency, liquidity, legal, political and other risks greater than, or in addition to, risks of investing in developed foreign countries.

         Foreign investment and emerging markets risks will be particularly pronounced for the Fund, which invests primarily in foreign securities.

         - CURRENCY RISK. Currency risk is the risk that fluctuations in exchange rates may negatively affect the value of the Fund's investments. Currency risk includes both the risk that the currencies in which the Fund's investments are denominated or currencies in which the Fund has taken an active investment position will decline in value relative to the U.S. Dollar and, in the case of hedging positions, that the U.S. Dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly for a number of reasons, including the forces of supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, and intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad.

         The Fund may engage in proxy hedging of currencies by entering into derivative transactions with respect to a currency whose value is expected to correlate to the value of a currency the Fund owns or wants to own. In the case of cross-hedging positions, currency risk also includes the risk that the two currencies may not move in relation to one another as expected. In that case, the Fund could lose money on its investment and also lose money on the position designed to act as a proxy-hedge. The Fund may also take active currency positions and may cross-hedge currency exposure represented by its securities exposure into another foreign currency. This may result in the Fund's currency exposure being substantially different than that suggested by its securities investments.

         Any fund that invests or trades in foreign currencies or in securities denominated in foreign currencies or related derivative instruments may be adversely affected by changes in foreign currency exchange rates. Currency risk is particularly pronounced for the Fund, which may regularly enter into derivative foreign currency transactions and may take active long and short currency positions through exchange traded and over-the-counter ("OTC") foreign currency transactions for investment purposes. Derivative foreign currency transactions (such as futures, forwards and swaps) may also involve leveraging risk in addition to currency risk as described below under "Leveraging Risk."

         - DERIVATIVES RISK. The Fund may use derivatives, but generally will limit its use of derivatives to spot and forward currency contracts. Derivatives are financial contracts whose values depend upon, or are derived from, the value of an underlying asset, reference rate or index. Derivatives may relate to stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes. The Fund may use derivatives for many purposes, including for hedging and as a substitute for direct investment in securities or other assets. The Fund may also use derivatives as a way to efficiently adjust its exposure to various securities, indexes and currencies without actually selling current assets and purchasing different assets. This is generally done either because the adjustment is expected to be relatively temporary or in anticipation of effecting the sales and purchases of Fund assets over time. For a description of the various derivative instruments that may be utilized by the Fund, refer to the Statement of Additional Information.

         The use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk and the credit risk of the counterparty to the derivatives contract. Since their value is calculated and derived from the value of other assets, instruments or references, there is greater risk that derivatives will be improperly valued. Derivatives also involve the risk that changes in the value of the derivative may not correlate perfectly with relevant assets, rates or indexes they are designed to hedge or to closely track. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial.

         - MANAGEMENT RISK. The Fund is subject to management risk because it relies on the Manager's ability to pursue its objective. The Manager will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. As noted above, the Manager may also fail to use derivatives effectively, for example, choosing to hedge or not to hedge positions precisely when it is least advantageous to do so. As indicated above, however, the Fund is generally not subject to the risk of market timing because it generally stays fully invested in the equity securities of non-U.S. issuers and other investments described in this Prospectus.

         - LIQUIDITY RISK. Liquidity risk exists when particular investments are difficult to purchase or sell due to a limited market or to legal restrictions, such that the Fund may be prevented from selling particular securities at the price at which the Fund values them. This risk may be particularly pronounced for the Fund, because its principal investment strategies involve investments in securities of companies with smaller market capitalizations, foreign securities, derivatives or securities with substantial market and/or credit risk.

                                FEES AND EXPENSES

         The following describes the fees and expenses you may pay if you buy and hold shares of the Fund:

SHAREHOLDER FEES (PAID DIRECTLY FROM YOUR INVESTMENT)

None

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)

Management fee                              0.70%
Shareholder service fee                     0.15%
Other expenses(1)                           0.50%
-------------------------------------------------

Total annual operating expenses             1.35%
Expense reimbursement(2)                    0.50%
-------------------------------------------------

Net annual operating expenses               0.85%
=================================================

NOTES TO FEES AND EXPENSES:

1.       Based on estimated amounts for the Fund's first fiscal year.

2. The Manager has contractually agreed to reimburse the Fund with respect to certain Fund expenses through at least June 30, 2001 to the extent that the Fund's total annual operating expenses (excluding Shareholder Service Fees, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), investment expense and transfer taxes) would otherwise exceed 0.70% of the Fund's daily net assets.

                                 FUND BENCHMARK

         The Manager measures the Fund's performance against a specific benchmark or index, although the Fund is not managed as an "index fund" or "index-plus fund," and the actual composition of the Fund's portfolio may differ substantially from that of its benchmark. The SSB EMI World ex-U.S. is the small capitalization stock component of the SSB Broad Market Index (BMI). The BMI is a float-weighted index that spans 22 countries and includes the listed shares of all companies with an available market capitalization (float) of at least $100 million at the end of May each year. Companies are deleted if their float falls below $75 million. Changes are effective before the open of the first business day of July. The EMI ex-U.S. is defined as those stocks falling in the bottom 20% of the cumulative available capital in each country. This index is published by Salomon Smith Barney.



                             MANAGEMENT OF THE FUND

         Grantham, Mayo, Van Otterloo & Co., LLC ("GMO"), 40 Rowes Wharf, Boston, Massachusetts 02110 provides investment advisory services to the Fund. The Fund is a series of GMO Trust, a registered, open-end management investment company. GMO is a private company, founded in 1977. As of May 31, 2000, GMO managed more than $22 billion for institutional investors such as pension plans, endowments, foundations and the GMO Funds. Subject to the approval of the Trust's Board of Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs. The Fund pays the Manager a shareholder service fee for providing direct client service and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports and assistance to correct and maintain client-related information. The fund has been managed since inception by a team of investment professionals led by Jui Lai and Ann Spruill. Mr. Lai has been an investment director at GMO since 1988 and Ms. Spruill has been an investment director since 1990. Both Mr. Lai and Ms. Spruill have been partners/members of GMO since 1996 and 1993, respectively.

CUSTODIANS

         Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, serves as the Fund's custodians.

TRANSFER AGENT

         Investors Bank & Trust Co. serves as the Fund's transfer agent.

                        DETERMINATION OF NET ASSET VALUE

         The net asset value or "NAV" of a share is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. New York City time. The Fund may not determine its NAV on days during which no security is tendered for redemption and no order to purchase or sell such security is received by the Fund. The Fund's net asset value is determined by dividing the total market value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The market value of the Fund's investments is generally determined as follows:

Exchange listed securities

         -   Last sale price or

         -   Most recent bid price (if no reported sale) or

         - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and what their intended disposition is

Unlisted securities (if market quotations are readily available)

         -   Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

         - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (includes bonds, loans, structured notes)

         - Closing bid supplied by a primary pricing source chosen by the Manager

All other assets and securities (if no quotations are readily available)

         - Fair value as determined in good faith by the Trustees or persons acting at their direction

         The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager will not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override any price supplied by a source (by taking a price supplied from another) because of such price activity or because the Manager has other reasons to believe that a price supplied may not be reliable. Certain securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold.

         The values of foreign securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value. Fluctuations in the value of foreign currencies in relation to the U.S. dollar will affect the net asset value of shares of the Fund even though there has not been any change in the values of such securities and options measured in terms of the foreign currencies in which they are denominated.

         Foreign exchanges and securities markets usually close prior to the time the NYSE closes and values of foreign options and foreign securities will be determined as of those earlier closings. Events affecting the values of foreign securities may occasionally occur between the earlier closings and the closing of the NYSE which will not be reflected in the computation of the Fund's net asset value. If an event materially affecting the value of foreign securities occurs during that period, then those securities may be valued at fair value as determined in good faith by the Trustees or persons acting at their direction. In addition, because the Fund holds portfolio securities listed on foreign exchanges which may trade on days on which the NYSE is closed, the net asset value of Fund shares may be significantly affected on days when investors will have no ability to redeem their shares.

                             HOW TO PURCHASE SHARES

         You may purchase Fund shares from the Trust on any day when the NYSE is open for business. In addition, brokers and agents are authorized to accept purchase and redemption orders on the Fund's behalf. Investors may be charged a fee to effect a transaction through a broker or agent. To obtain a purchase order form, call the Trust at (617) 346-7646 or your broker or agent. Investors must have a minimum total investment of $1 million with the Manager to invest in the Fund. There is no minimum additional investment required to purchase additional shares of the Fund. The Trust may waive the minimum initial investment amount for certain accounts.

         PURCHASE POLICIES. Before a purchase order will be acted upon by the Trust, the Trust must determine that the purchase order is in "good order." A purchase order is in "good order" if:

         - a completed purchase order, containing the following information, is submitted to the Trust or its agent:
             -    signature exactly in accordance with the form of registration
             -    the exact name in which the shares are registered
             -    the investor's account number
             - the number of shares or the dollar amount of shares to be purchased
         - the purchase order is received and accepted by the Trust or its agent (the Trust reserves the right to reject any order)
         - payment (by check or wire) for the purchase is received before 4:00 p.m. on the day the purchase order is accepted
             - if an investor provides adequate written assurances of intention to pay, the Trust may extend settlement up to four business days.

         The purchase price of a share of the Fund is the net asset value per share next determined after the purchase order is determined to be in "good order." Purchase order forms received by the Trust or its agent after the deadline will be honored on the next following business day, and the purchase price will be effected based on the net asset value per share computed on that day.

SUBMITTING YOUR PURCHASE ORDER FORM. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:

                                    GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                            Facsimile: (617) 439-4192
                         Attention: Shareholder Services

         Call the Trust at (617) 346-7646 to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks or securities directly to the Trust.

         FUNDING YOUR INVESTMENT.  You may purchase shares:

         -   with cash (via wire transfer or check)
             - BY WIRE. Instruct your bank to wire the amount of your investment to:

                  Investors Bank & Trust, Boston, Massachusetts
                                ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
                Further credit: GMO Foreign Small Companies Fund


             - BY CHECK. All checks must be made payable to the Fund or to GMO Trust. The Trust will NOT accept any checks payable to a third party which have been endorsed by the payee to the Trust. Mail checks to:

                     By U.S. postal service:                By overnight courier:
                     -----------------------                ---------------------
                     Investors Bank & Trust Company         Investors Bank & Trust Company
                     GMO Transfer Agent MFD 23              GMO Transfer Agent MFD 23
                     P.O. Box 9130                          200 Clarendon Street, 16th Floor
                     200 Clarendon Street, 16th Floor       Boston, MA  02117-9130
                     Boston, MA  02117-9130

         -   by exchange (from another GMO product)

             - written instruction should be sent to GMO Trust's Shareholder Services at (617) 439-4192 (facsimile).

         -   in exchange for securities acceptable to the Manager
             - securities must be approved by the Manager prior to transfer to the Fund
             - securities will be valued as set forth under "Determination of Net Asset Value" on page 8

         -   by a combination of cash and securities.


                              HOW TO REDEEM SHARES

         You may redeem shares of the Fund on any day when the NYSE is open for business.

         REDEMPTION POLICIES. Payment on redemption will be made as promptly as possible (generally on the next business day) and no later than seven days (subject to the exceptions noted below) after the request for redemption is received by the Trust or its agent in "good order."

         A redemption request is in "good order" if it:

         - is received by the Trust or its agent prior to the close of regular trading on the NYSE (generally 4:00 p.m. New York City time)
         -   is signed exactly in accordance with the form of registration
         -   includes the exact name in which the shares are registered
         -   includes the investor's account number
         - includes the number of shares or the dollar amount of shares to be redeemed

         Redemption requests received by the Trust or its agent after the deadline will be honored on the next business day, and the redemption will be effected based on the net asset value per share computed on that day. The redemption price is the net asset value per share next determined after the redemption request is determined to be in "good order."

         If the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders to make a redemption payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in-kind of securities held by the Fund instead of cash

         If a redemption is made in cash:

         - payment will be made in federal funds transferred to the account designated in writing by authorized persons
             - designation of additional accounts and any change in the accounts originally designated must be made in writing.
         - upon request, payment will be made by check mailed to the registration address

         If a redemption is made in-kind, it is important for you to note:


         - securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value" on page 8
         - securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and will not generally represent a pro rata distribution of each security held in the Fund's portfolio
         - to the extent available, in-kind redemptions will be of readily marketable securities
         - you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption
         - in-kind redemptions will be transferred and delivered by the Trust as directed by you

         The Fund may suspend the right of redemption and may postpone payment for more than seven days:

         - if the NYSE is closed for other than weekends or holidays C during periods when trading on the NYSE is restricted
         - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund
         - during any other period permitted by the Securities and Exchange Commission for the protection of investors.

         SUBMITTING YOUR REDEMPTION REQUEST. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "How to Purchase Shares -- Submitting Your Purchase Order Form." Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust or its agent. Call the Trust at (617) 346-7646 to CONFIRM RECEIPT of redemption requests.

                             DISTRIBUTIONS AND TAXES

         The policy of the Fund is to declare and pay distributions of its dividends, interest and foreign currency gains semi-annually. The Fund also intends to distribute net gains from the sale of securities held for not more than one year ("net short-term capital gains") and net gains from the sale of securities held for one year or more ("net long-term capital gains") at least annually. The Fund is treated as a separate taxable entity for federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

         All dividends and/or distributions will be paid in shares of the Fund, at net asset value, unless the shareholder elects to receive cash. Shareholders may make this election by marking the appropriate box on the application or by writing to the Trust.

         It is important for you to note:

- Fund distributions derived from interest, dividends and certain other income, including in general short-term capital gains, will be taxable as ordinary income to shareholders subject to federal income tax whether paid in cash or in shares. Properly designated Fund distributions derived from net long-term capital gains will be taxable as such (generally at a 20% federal rate for noncorporate shareholders whether paid in cash or in shares).

- Distributions by the Fund result in a reduction in the net asset value of the Fund's shares. If a distribution reduces the net asset value of a shareholder's shares below a shareholder's cost basis in those shares, such distribution may be taxable to the shareholder, even though, from an investment standpoint, it may constitute a partial return of capital. In particular, if you buy shares just prior to a taxable distribution by a Fund, you will pay the full price of the shares (including the value of the pending distribution) and then receive a portion of the price back as a taxable distribution.

- The Fund's investment in foreign securities may be subject to foreign withholding taxes on dividends, interest or capital gains which will decrease the Fund's yield. In certain instances, shareholders may be entitled to claim a credit or deduction with respect to foreign taxes.

- The Fund's investment in foreign securities, foreign currencies, debt obligations issued or purchased at a discount, asset-backed securities, assets "marked to the market" for federal income tax purposes and, potentially, so-called "indexed securities" (including inflation indexed bonds) may increase or accelerate the Fund's recognition of income, including the recognition of taxable income in excess of the cash generated by such investments. These investments may, therefore, affect the timing or amount of the Fund's distributions and may cause the Fund to liquidate other investments at a time when it is not advantageous to do so in order to satisfy the distribution requirements that apply to entities taxed as regulated investment companies.

- Any gain resulting from the sale, exchange or redemption of your shares, including a redemption in kind, will generally also be subject to tax.

- The Fund's hedging transactions and investments in derivatives, including investments in options, futures and swaps, will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale and short sale rules) which could accelerate income, defer losses, or otherwise affect the amount, timing or character of distributions to shareholders.

         The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. You should consult your own tax advisors about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local or other applicable tax laws (including the federal alternative minimum tax).

                                    GMO TRUST

                             ADDITIONAL INFORMATION

         The Fund's annual and semi-annual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semi-annual reports, and the Fund's Statement of Additional Information ("SAI") are available free of charge by writing to GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. The SAI contains more detailed information about the Fund and is incorporated by reference into this Prospectus.

         Investors can review and copy the Prospectus, SAI and reports at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the Fund are available on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.


                              SHAREHOLDER INQUIRIES
                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA, 02110
                          1-617-346-7646 (CALL COLLECT)




                                        INVESTMENT COMPANY ACT FILE NO. 811-4347

                        GMO FOREIGN SMALL COMPANIES FUND


                       STATEMENT OF ADDITIONAL INFORMATION


                                  June 30, 2000


















This Statement of Additional Information is not a prospectus. It relates to the GMO Foreign Small Companies Fund (the "Fund") Private Placement Memorandum dated June 30, 2000, as amended from time to time (the "Prospectus"), and should be read in conjunction therewith. The Fund is a series of GMO Trust (the "Trust"). Information from the Prospectus is incorporated by reference into this Statement of Additional Information. The Prospectus may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
INVESTMENT OBJECTIVES AND POLICIES...............................................................................2


DESCRIPTIONS AND RISKS OF FUND INVESTMENTS.......................................................................2


INVESTMENT RESTRICTIONS.........................................................................................27


MANAGEMENT OF THE TRUST.........................................................................................28


INVESTMENT ADVISORY AND OTHER SERVICES..........................................................................30


PORTFOLIO TRANSACTIONS..........................................................................................32


DETERMINATION OF NET ASSET VALUE \F C \L........................................................................33


DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES................................................................34


VOTING RIGHTS...................................................................................................35


SHAREHOLDER AND TRUSTEE LIABILITY...............................................................................36


BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES............................................................36


DISTRIBUTIONS...................................................................................................36


TAXES...........................................................................................................37


PERFORMANCE INFORMATION.........................................................................................41


FINANCIAL STATEMENTS............................................................................................42

                       INVESTMENT OBJECTIVES AND POLICIES

         The principal strategies and risks of investing in the GMO Foreign Small Companies Fund (the "Fund") are described in the Prospectus. Unless otherwise indicated in the Prospectus or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

         The Fund is a "diversified company" under the Investment Company Act of 1940 (the "1940 Act"). This means that at least 75 percent of the fund's total asset value is limited in respect of any one issuer to not greater five percent of the total asset value of the fund, and to not more than ten percent of the outstanding voting securities of any one issuer.

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

         The following is a detailed description of the various investment practices in which the Fund may engage and the risks associated with their use. The Fund may not necessarily engage in all practices described below. Please refer to "Fund Objectives and Principal Investment Strategies" in the Prospectus and "Investment Guidelines" in this Statement of Additional Information for additional information regarding in which practices the Fund may engage.

PORTFOLIO TURNOVER

In any particular year, market conditions may well result in greater rates than are presently anticipated. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that would be taxable when distributed to shareholders of the Fund unless such shareholders are themselves exempt. See "Distributions and Taxes" in the Prospectus and "Distributions" and "Taxes" in this Statement of Additional Information. To the extent that portfolio turnover results in the recognition of short-term capital gains, such gains are typically taxed to shareholders at ordinary income tax rates.

CERTAIN RISKS OF FOREIGN INVESTMENTS

         GENERAL. Investment in foreign issuers or securities principally traded overseas may involve certain special risks due to foreign economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign governments and companies and foreign securities markets are less liquid and at times more volatile than comparable U.S. securities and securities markets. Foreign brokerage commissions and other fees are also generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in these foreign countries. There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas. Investors should also be aware that under certain circumstances, markets which are perceived to have similar characteristics to troubled markets may be adversely affected whether or not similarities actually exist.

         EMERGING MARKETS. The risks described above apply to an even greater extent to investments in emerging markets. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the U.S. and developed foreign securities markets. Disclosure and regulatory standards in many respects are less stringent than in the U.S. and developed foreign securities markets. There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets, and enforcement of existing regulations has been extremely limited. Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries in which they trade. The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Fund's income from such securities. Finally, because publicly traded debt instruments of emerging markets represent a relatively recent innovation in the world debt markets, there is little historical data or related market experience concerning the attributes of such instruments under all economic, market and political conditions.

         In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of issuers of emerging country debt instruments to make payments on their debt obligations, regardless of their financial condition. In addition, there is a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments that could affect investments in those countries. There can be no assurance that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments or, in the case of fixed-income securities, interest thereon.

         INVESTMENTS IN ASIA. In addition to the foregoing risks of foreign investments and risks specific to emerging markets, investments by the Fund in Asia involve additional risks specific to investment in the region. The region encompasses countries at varying levels of economic development ranging from emerging markets to more developed economies. Each country provides unique investment risks, yet the political and economic prospects of one country or group of countries may impact other countries in the region. For example, some Asian economies are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, a debt-crisis or a decline in currency valuation in one country can spread to other countries.

         Investments in Asia are susceptible to political and social factors affecting issuers in Asian countries. Some countries have authoritarian or relatively unstable governments. Certain governments in the region provide less supervision and regulation of financial markets than is typical of other emerging markets, and less financial information is available. Restrictions on direct foreign investments in securities markets also exist in some countries. For example, Taiwan permits foreign investment only through authorized qualified foreign institutional investors. The return of Hong Kong to China in 1997 will continue to affect the region.

         Some countries in the region are heavily dependent upon foreign trade. The economies of some Asian countries are not diversified and are based upon only a few commodities or industries. Markets in some of these countries are in the early stages of development, exhibit a high concentration of market capitalization, have less trading volume, lower liquidity and more volatility than more developed markets.

         The region periodically experiences increased market volatility and declines in foreign currency exchange rates. Fluctuation in currency exchange rates can affect a country's ability to service its debt. Currency fluctuation will affect the value of the securities in the Fund's portfolio because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar.

         DIRECT INVESTMENT IN RUSSIAN SECURITIES. The Fund may invest directly in securities of Russian issuers. Investment in securities of such issuers presents many of the same risks as investing in securities of issuers in other emerging market economies, as described in the immediately preceding section. However, the political, legal and operational risks of investing in Russian issuers, and of having assets custodied within Russia, may be particularly acute.

         A risk of particular note with respect to direct investment in Russian securities is the way in which ownership of shares of private companies is recorded. When the Fund invests in a Russian issuer, it will receive a "share extract," but that extract is not legally determinative of ownership. The official record of ownership of a company's share is maintained by the company's share registrar. Such share registrars are completely under the control of the issuer, and investors are provided with few legal rights against such registrars.

SECURITIES LENDING

         The Fund may make secured loans of portfolio securities amounting to not more than one-third of the Fund's total assets. Although permitted to do so, the Fund is under no obligation to engage in securities lending under any circumstances. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers that are believed by the Manager to be of relatively high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral in cash or liquid securities at least equal at all times to the market value of the securities lent. The borrower pays to the lending Fund an amount equal to any dividends or interest the Fund would have received had the securities not been lent. If the loan is collateralized by liquid securities, the Fund will receive a fee from the borrower. In the case of loans collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice and will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. The Manager has retained lending agents on behalf of the Fund that are compensated based on a percentage of the Fund's return on the securities lending activity. The Fund also pays various fees in connection with such loans including shipping fees and reasonable custodian fees approved by the Trustees of the Trust or persons acting pursuant to direction of the Board.

DEPOSITORY RECEIPTS

         The Fund may invest in American Depositary Receipts (ADRs), Global Depository Receipts (GDRs) and European Depository Receipts (EDRs) (collectively, "Depository Receipts") if issues of such Depository Receipts are available that are consistent with the Fund's investment objective. Depository Receipts generally evidence an ownership interest in a corresponding foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

DOMESTIC EQUITY DEPOSITARY RECEIPTS

         The Fund may invest in Domestic Equity Depositary Receipts. These instruments represent interests in a unit investment trust ("UIT") that holds a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of Domestic Equity Depositary Receipts include S&P Depositary Receipts ("SPDRs") and Nasdaq 100 Shares, which may be obtained from the UIT issuing the securities or purchased in the secondary market (SPDRs and Nasdaq 100 Shares are listed on the American Stock Exchange).

         Domestic Equity Depositary Receipts are not individually redeemable, except upon termination of the UIT that issued them. The liquidity of small holdings of Domestic Equity Depositary Receipts depends upon the existence of a secondary market.

         The redemption price (and therefore the sale price) of Domestic Equity Depositary Receipts is derived from and based upon the securities held by the UIT that issued them. Accordingly, the level of risk involved in the purchase or redemption or sale of a Domestic Equity Depositary Receipt is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the price of Domestic Equity Depositary Receipts is based on the value of a basket of stocks. Disruptions in the markets for the securities underlying Domestic Equity Depositary Receipts purchased or sold by the Fund could result in losses on Domestic Equity Depositary Receipts.

CONVERTIBLE SECURITIES

         A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to similar non-convertible securities. Convertible securities provide, through their conversion feature, an opportunity to participate in capital appreciation resulting from a market price advance in a convertible security's underlying common stock. The price of a convertible security is influenced by the market value of the underlying common stock and tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. The Manager regards convertible securities as a form of equity security.

FUTURES AND OPTIONS

         The Fund may use futures and options for various purposes. While permitted to do so, the Fund is under no obligation to engage in these transactions under any circumstances. Such transactions may involve options, futures and related options on futures contracts, and those instruments may relate to particular equity and fixed income securities, equity and fixed income indexes, and foreign currencies. The Fund may also enter into a combination of long and short positions (including spreads and straddles) for a variety of investment strategies, including protecting against changes in certain yield relationships.

         The use of futures contracts, option contracts and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of futures, options and options on futures, unanticipated changes in interest rates, securities prices, or currency exchange rates may result in poorer overall performance for the Fund than if it had not entered into any futures contracts or options transactions. Losses incurred in transactions in futures, options and options on futures and the costs of these transactions will affect the Fund's performance.

OPTIONS. As has been noted above, the Fund (1) may enter into contracts giving third parties the right to buy the Fund's portfolio securities for a fixed price at a future date (writing "covered call options"); (2) may enter into contracts giving third parties the right to sell securities to the Fund for a fixed price at a future date (writing "covered put options"); and (3) may buy the right to purchase securities from third parties ("call options") or the right to sell securities to third parties ("put options") for a fixed price at a future date.

WRITING COVERED OPTIONS. The Fund may seek to increase its return by writing covered call or put options on optionable securities or indexes. A call option written by the Fund on a security gives the holder the right to buy the underlying security from the Fund at a stated exercise price; a put option gives the holder the right to sell the underlying security to the Fund at a stated exercise price. In the case of options on indexes, the options are usually cash-settled based on the difference between the strike price and the value of the index.

         The Fund will receive a premium for writing a put or call option, which increases the return in the event the option expires unexercised or is closed out at a profit. The amount of the premium will reflect, among other things, the relationship of the market price and volatility of the underlying security or securities index to the exercise price of the option, the remaining term of the option, supply and demand and interest rates. By writing a call option on a security, the Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option on a security, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market value, resulting in a potential capital loss unless the security subsequently appreciates in value. In the case of options on an index, if the Fund writes a call, any profit in respect of portfolio securities expected to correlate with the index will be limited by an increase in the index above the exercise price of the option. If the Fund writes a put on an index, it may be required to make a cash settlement greater than the premium received if the index declines.

         A call option on a security is "covered" if the Fund owns the underlying security or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration earmarked and maintained by the Fund's custodian on the custodian's books and records) upon conversion or exchange of other securities held in its portfolio. A call option on a security is also covered if the Fund holds on a share-for-share basis a call on the same security as the call written where the exercise price of the call held is equal to or less than the exercise price of the call written or greater than the exercise price of the call written if the difference is maintained by the Fund in cash, U.S. Government Securities or other high grade debt obligations earmarked on the Custodian's books and records. A call option on an index is "covered" if the Fund maintains cash, U.S. Government Securities or other liquid assets with a value equal to the exercise price in a segregated account with its custodian. A put option is "covered" if the Fund's custodian earmarks and maintains cash, U.S. Government Securities or other liquid assets with a value equal to the exercise price, or else holds on a share-for-share basis a put on the same security as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written.

         If the writer of an option wishes to terminate its obligation, it may effect a "closing purchase transaction." This is accomplished, in the case of exchange traded options, by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. The writer of an option may not effect a closing purchase transaction after it has been notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that the Fund will be able to effect a closing purchase or a closing sale transaction at any particular time. Also, an over-the-counter option may be closed out only with the other party to the option transaction.

         Effecting a closing transaction in the case of a written call option will permit the Fund to write another call option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit the Fund to write another put option to the extent that the exercise price thereof is secured by deposited cash or high grade debt obligations. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Fund investments. If the Fund desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

         The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option. The Fund will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security or index of securities, any loss resulting from the repurchase of a written call option is likely to be offset in whole or in part by appreciation of the underlying security or securities owned by the Fund.

         The Fund may write options in connection with buy-and-write transactions; that is, it may purchase a security and then write a call option against that security. The exercise price of the call the Fund may write will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, the Fund's maximum gain will be the premium received by it for writing the option, adjusted upward or downward by the difference between the Fund's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.

         The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Fund's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Fund may elect to close the position or take delivery of the security at the exercise price. In that event, the Fund's return will be the premium received from the put option minus the cost of closing the position or, if it chooses to take delivery of the security, the premium received from the put option minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money and in-the-money put options may be used by the Fund in market environments analogous to those in which call options are used in buy-and-write transactions.

         The extent to which the Fund will be able to write and purchase call and put options may be restricted by the its intention to qualify as a regulated investment company under the Internal Revenue Code.

RISK FACTORS IN OPTIONS TRANSACTIONS. An option writer has no control over when the underlying securities or futures contract must be sold, in the case of a call option, or purchased, in the case of a put option, since the writer may be assigned an exercise notice at any time prior to the termination of the obligation. If an option expires unexercised, the writer realizes a gain in the amount of the premium. Such a gain, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security or futures contract during the option period. If a call option is exercised, the writer realizes a gain or loss from the sale of the underlying security or futures contract. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security or futures contract at the exercise price, which will usually exceed the then market value of the underlying security or futures contract.

         An exchange-traded option may be closed out only on a national securities exchange ("Exchange") which generally provides a liquid secondary market for an option of the same series. An over-the-counter option may be closed out only with the other party to the option transaction. If a liquid secondary market for an exchange-traded option does not exist, it might not be possible to effect a closing transaction with respect to a particular option with the result that the Fund holding the option would have to exercise the option in order to realize any profit. For example, in the case of a written call option, if the Fund is unable to effect a closing purchase transaction in a secondary market (in the case of a listed option) or with the purchaser of the option (in the case of an over-the-counter option), the Fund will not be able to sell the underlying security (or futures contract) until the option expires or it delivers the underlying security (or futures contract) upon exercise. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) there may be insufficient trading interest in certain options;
(ii) restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the Options Clearing Corporation as a result of trades on that Exchange should continue to be exercisable in accordance with their terms.

         The Exchanges have established limitations governing the maximum number of options which may be written by an investor or group of investors acting in concert. It is possible that the Fund, the Manager and other clients of the Manager may be considered to be such a group.

These position limits may restrict the Fund's ability to purchase or sell options on a particular security.

         The amount of risk the Fund assumes when it purchases an option is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed below, the purchase of an option also entails the risk that changes in the value of the underlying security or futures contract will not be fully reflected in the value of the option purchased.

FUTURES. A financial futures contract sale creates an obligation by the seller to deliver the type of financial instrument called for in the contract in a specified delivery month for a stated price. A financial futures contract purchase creates an obligation by the purchaser to pay for and take delivery of the type of financial instrument called for in the contract in a specified delivery month, at a stated price. In some cases, the specific instruments delivered or taken, respectively, at settlement date are not determined until on or near that date. The determination is made in accordance with the rules of the exchange on which the futures contract sale or purchase was made. Some futures contracts are "cash-settled" (rather than "physically settled," as described above) which means that the purchase price is subtracted from the current market value of the instrument and the net amount if positive is paid to the purchaser, and if negative is paid by the purchaser. Futures contracts are traded in the United States only on commodity exchanges or boards of trade -- known as "contract markets" -- approved for such trading by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant contract market. Under U.S. law, futures contracts on individual equity securities are not permitted.

         The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. Government Securities or other liquid assets generally not exceeding 5% of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as "marking to market." Prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position that will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash may be required to be either paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid on each completed purchase and sale transaction.

         In most cases futures contracts are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, a loss will be realized.

         The ability to establish and close out positions on options on futures will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or be maintained.

INDEX FUTURES. The Fund may purchase futures contracts on various securities indexes ("Index Futures"). For example, the Fund may purchase Index Futures on such foreign stock indexes as the Manager may deem appropriate, including those which trade outside the United States. The Fund's purchase and sale of Index Futures is limited to contracts and exchanges which have been approved by the CFTC.

         An Index Future may call for "physical delivery" or be "cash-settled." An Index Future that calls for physical delivery is a contract to buy an integral number of units of the particular securities index at a specified future date at a price agreed upon when the contract is made. A unit is the value from time to time of the relevant index. While an Index Future that calls for physical delivery would obligate the Fund to pay the face amount on the stated date, such an Index Future may be closed out on that date or any earlier date by selling an Index Future with the same face amount and contract date. This will terminate the Fund's position and the Fund will realize a profit or a loss based on the difference between the cost of purchasing the original Index Future and the price obtained from selling the closing Index Future. The amount of the profit or loss is determined by the change in the value of the relevant index while the Index Future was held.

         For example, if the value of a unit of a particular index were $1,000, a contract to purchase 500 units would be worth $500,000 (500 units x $1,000). The Index Futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the relevant index at the expiration of the contract. For example, if the Fund enters into one futures contract to buy 500 units of an index at a specified future date at a contract price of $1,000 per unit and the index is at $1,010 on that future date, the Fund will gain $5,000 (500 units x gain of $10).

         Index Futures that are "cash-settled" provide by their terms for settlement on a net basis reflecting changes in the value of the underlying index. Thus, the purchaser of such an Index Future is never obligated to pay the face amount of the contract. The net payment obligation may in fact be very small in relation to the face amount.

         The Fund may close open positions on the futures exchange on which Index Futures are then traded at any time up to and including the expiration day. All positions which remain open at the close of the last business day of the contract's life are required to settle on the next business day (based upon the value of the relevant index on the expiration day) with settlement made, in the case of S&P 500 Index Futures, with the Commodities Clearing House. Additional or different margin requirements as well as settlement procedures may be applicable to foreign stock Index Futures at the time the Fund purchases foreign stock Index Futures.

         The price of Index Futures may not correlate perfectly with movement in the relevant index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions that could distort the normal relationship between the Index and futures markets. Secondly, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock Index Futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock Index Futures relates. This may result in a disparity between the price of Index Futures and the value of the relevant index due to the lack of continuous arbitrage between the Index Futures price and the value of the underlying index.

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the purchaser the right in return for the premium paid to assume a position in a futures contract at the specified option-exercise price at any time during the period of the option. The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may purchase call options or write put options on futures contracts as a substitute for the purchase of futures contracts to hedge against a possible increase in the price of securities which the Fund expects to purchase. Such options generally operate in the same manner as options purchased or written directly on the underlying investments. See "Foreign Currency Transactions" below for a description of the Fund's use of options on currency futures.

RISK FACTORS IN FUTURES TRANSACTIONS. Investment in futures contracts involves risk. If the futures are used for hedging, some of that risk may be caused by an imperfect correlation between movements in the price of the futures contract and the price of the security or currency being hedged. The correlation is higher between price movements of futures contracts and the instrument underlying that futures contract. The correlation is lower when futures are used to hedge securities other than such underlying instrument, such as when a futures contract on an index of securities is used to hedge a single security, a futures contract on one security (e.g., U.S. Treasury bonds) is used to hedge a different security (e.g., a mortgage-backed security) or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and a portfolio position (or anticipated position) that is intended to be protected, the desired protection may not be obtained and the Fund may be exposed to risk of loss. In addition, it is not always possible to hedge fully or perfectly against currency fluctuations affecting the value of the securities denominated in foreign currencies because the value of such securities also is likely to fluctuate as a result of independent factors not related to currency fluctuations. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches.

         A hedge will not be fully effective where there is such imperfect correlation. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer contracts if the volatility of the price of the hedged securities is historically less than that of the futures contract.

         The Fund may also purchase futures contracts (or options thereon) as an anticipatory hedge against a possible increase in the price of currency in which is denominated the securities it anticipates purchasing. In such instances, it is possible that the currency may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market and/or currency decline or for other reasons, it may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

         The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on a number of consecutive trading days. Short positions in index futures may be closed out only by entering into a futures contract purchase on the futures exchange on which the index futures are traded.

         The successful use of transactions in futures and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of exchange rate, interest rate and stock price movements within a given time frame. For example, to the extent interest rates remain stable during the period in which a futures contract or option is held by the Fund investing in fixed income securities (or such rates move in a direction opposite to that anticipated), the Fund may realize a loss on the futures transaction which is not fully or partially offset by an increase in the value of its portfolio securities. As a result, the its total return for such period may be less than if it had not engaged in the hedging transaction.

         Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that it might realize in trading could be eliminated by adverse changes in the exchange rate, or the it could incur losses as a result of those changes.

USES OF OPTIONS, FUTURES AND OPTIONS ON FUTURES

RISK MANAGEMENT. When futures and options on futures are used for risk management, the Fund will generally take long positions (e.g., purchase call options, futures contracts or options thereon) in order to increase exposure to a particular market, market segment or foreign currency. For example, if the Fund holds a portfolio of stocks with an average volatility (beta) lower than that of the Fund's benchmark securities index as a whole (deemed to be 1.00), the Fund may purchase Index Futures to increase its average volatility to 1.00. In the case of futures and options on futures, the Fund is only required to deposit the initial and variation margin as required by relevant CFTC regulations and the rules of the contract markets. Because the Fund will then be obligated to purchase the security or index at a set price on a future date, its net asset value will fluctuate with the value of the security as if it were already included in the Fund's portfolio. Risk management transactions have the effect of providing a degree of investment leverage, particularly when the Fund does not earmark assets equal to the face amount of the contract (i.e., in cash-settled futures contracts) since the futures contract (and related options) will increase or decrease in value at a rate which is a multiple of the rate of increase or decrease in the value of the initial and variation margin that the Fund is required to deposit. As a result, the value of the Fund's portfolio will generally be more volatile than the value of comparable portfolios which do not engage in risk management transactions. The Fund will not, however, use futures and options on futures to obtain greater volatility than it could obtain through direct investment in securities; that is, the Fund will not normally engage in risk management to increase the average volatility (beta) of that Fund's portfolio above 1.00, the level of risk (as measured by volatility) that would be present if it were fully invested in the securities comprising the relevant index. However, the Fund may invest in futures and options on futures without regard to this limitation if the face value of such investments, when aggregated with the Index Futures, equity swaps and contracts for differences as described below does not exceed 10% of the Fund's assets.

HEDGING. To the extent indicated elsewhere, the Fund may also enter into options and futures contracts and buy and sell options on futures for hedging. For example, the Fund may sell equity index futures if it wants to hedge its equity securities against a general decline in the relevant equity market(s). The Fund may also use futures contracts in anticipatory hedge transactions by taking a long position in a futures contract with respect to a security, index or foreign currency that it intends to purchase (or whose value is expected to correlate closely with the security or currency to be purchased) pending receipt of cash from other transactions to be used for the actual purchase. Then if the cost of the security or foreign currency to be purchased by the Fund increases and if the anticipatory hedge is effective, that increased cost should be offset, at least in part, by the value of the futures contract. Options on futures contracts may be used for hedging as well. For example, if the value of a fixed-income security in the Fund's portfolio is expected to decline as a result of an increase in rates, the Fund might purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, for anticipatory hedging, the Fund may purchase call options or write put options as a substitute for the purchase of futures contracts. See "Foreign Currency Transactions" below for more information regarding the currency hedging practices of the Fund.

INVESTMENT PURPOSES. To the extent indicated elsewhere, the Fund may also enter into futures contracts and buy and sell options thereon for investment. For example, the Fund may invest in futures when its Manager believes that there are not enough attractive securities available to maintain the standards of diversity and liquidity set for the Fund pending investment in such securities if or when they do become available. Through this use of futures and related options, the Fund may diversify risk in its portfolio without incurring the substantial brokerage costs which may be associated with investment in the securities of multiple issuers. This use may also permit the Fund to avoid potential market and liquidity problems (e.g., driving up the price of a security by purchasing additional shares of a portfolio security or owning so much of a particular issuer's stock that the sale of such stock depresses that stock's price) that may result from increases in positions already held.

         When the Fund purchases futures contracts for investment, the Fund's custodian will earmark and maintain cash, U.S. Government Securities or other liquid assets in an amount which, together with the initial and variation margin deposited on the futures contracts, is equal to the face value of the futures contracts at all times while the futures contracts are held.

         Incidental to other transactions in fixed income securities, for investment purposes the Fund may also combine futures contracts or options on fixed income securities with cash, cash equivalent investments or other fixed income securities in order to create "synthetic" bonds which approximate desired risk and return profiles. This may be done where a "non-synthetic" security having the desired risk/return profile either is unavailable (e.g., short-term securities of certain foreign governments) or possesses undesirable characteristics (e.g., interest payments on the security would be subject to foreign withholding taxes). The Fund may also purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security that approximates desired risk and return characteristics where the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics. For greater detail, see "Foreign Currency Transactions" below. When the Fund creates a "synthetic" bond with a futures contract, the Fund's custodian will earmark and maintain cash, U.S. Government Securities or other liquid assets with a value at least equal to the face amount of the futures contract (less the amount of any initial or variation margin on deposit).

SYNTHETIC SALES AND PURCHASES. Futures contracts may also be used to reduce transaction costs associated with short-term restructuring of the Fund's portfolio. For example, if the Fund's portfolio includes stocks of companies with medium-sized equity capitalization and, in the opinion of the Manager, such stocks are likely to underperform larger capitalization stocks, the Fund might sell some or all of its mid-capitalization stocks, buy large capitalization stocks with the proceeds and then, when the expected trend had played out, sell the large capitalization stocks and repurchase the mid-capitalization stocks with the proceeds. In the alternative, the Fund may use futures to achieve a similar result with reduced transaction costs. In that case, the Fund might simultaneously enter into short futures positions on an appropriate index (e.g., the MSCI EAFE Index (to synthetically "sell" the stocks in the Fund) and long futures positions on another index (to synthetically "buy" the larger capitalization stocks). When the expected trend has played out, the Fund would then close out both futures contract positions. The Fund will only enter into these combined positions if (1) the short position (adjusted for historic volatility) operates as a hedge of existing portfolio holdings, (2) the face amount of the long futures position is less than or equal to the value of the portfolio securities that the Fund would like to dispose of, (3) the contract settlement date for the short futures position is approximately the same as that for the long futures position and (4) the Fund's custodian earmarks and maintains an amount of cash, U.S. Government Securities and other liquid assets whose value, marked-to-market daily, is equal to the Fund's current obligations in respect of the long futures contract positions. If the Fund uses such combined short and long positions, in addition to possible declines in the values of its investment securities, the Fund may also suffer losses associated with a securities index underlying the long futures position underperforming the securities index underlying the short futures position. However, the Manager will enter into these combined positions only if the Manager expects that, overall, the Fund will perform as if it had sold the securities hedged by the short position and purchased the securities underlying the long position. The Fund may also use swaps and options on futures to achieve the same objective.

LIMITATIONS ON THE USE OF OPTIONS AND FUTURES PORTFOLIO STRATEGIES. As noted above, the Fund may use futures contracts and related options for hedging and, in some circumstances, for risk management or investment but not for speculation. Thus, except when used for risk management or investment, the Fund's long futures contract positions (less its short positions) together with the Fund's cash (i.e., equity or fixed income) positions will not exceed the Fund's total net assets.

         The Fund's ability to engage in the options and futures strategies described above will depend on the availability of liquid markets in such instruments. Markets in options and futures with respect to currencies are relatively new and still developing. It is impossible to predict the amount of trading interest that may exist in various types of options or futures. Therefore no assurance can be given that the Fund will be able to utilize these instruments effectively for the purposes set forth above. Furthermore, its ability to engage in options and futures transactions may be limited by tax considerations.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

         The Fund may use swap contracts and other two-party contracts for the same or similar purposes as they may use options, futures and related options. Although permitted to do so, the Fund is under no obligation to engage in swap transactions under any circumstances. The use of swap contracts and other two-party contracts involves risk.

         SWAP CONTRACTS. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange returns (or differentials in rates of return) calculated with respect to a "notional amount," e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. The Fund will usually enter into swaps on a net basis, i.e., the two returns are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two returns.

         INTEREST RATE AND CURRENCY SWAPS. Interest rate swaps involve the exchange of the two parties' respective commitments to pay or receive interest on a notional principal amount (e.g., an exchange of floating rate payments for fixed rate payments). Currency swaps involve the exchange of the two parties' respective commitments to pay or receive fluctuations with respect to a notional amount of two different currencies (e.g., an exchange of payments with respect to fluctuations in the value of the U.S. dollar relative to the Japanese yen).

         EQUITY SWAP CONTRACTS AND CONTRACTS FOR DIFFERENCES. Equity swap contracts involve the exchange of one party's obligation to pay the loss, if any, with respect to a notional amount of a particular equity index (e.g., MSCI EAFE Index ) plus interest on such notional amount at a designated rate (e.g., the London Inter-Bank Offered Rate or "LIBOR") in exchange for the other party's obligation to pay the gain, if any, with respect to the notional amount of such index.

         If the Fund enters into a long equity swap contract, the Fund's net asset value will fluctuate as a result of changes in the value of the equity index on which the equity swap is based as if it had purchased the notional amount of securities comprising the index. The Fund will not use long equity swap contracts to obtain greater volatility than it could obtain through direct investment in securities; that is, the Fund will not normally enter into an equity swap contract to increase the volatility (beta) of the Fund's portfolio above 1.00, the volatility that would be present in the stocks comprising the Fund's benchmark index. However, the Fund may invest in long equity swap contracts without regard to this limitation if the notional amount of such equity swap contracts, when aggregated with the Index Futures as described above and the contracts for differences as described below, does not exceed 10% of the Fund's net assets.

         Contracts for differences are swap arrangements in which the Fund may agree with a counterparty that its return (or loss) will be based on the relative performance of two different groups or "baskets" of securities. As to one of the baskets, the Fund's return is based on theoretical long futures positions in the securities comprising that basket (with an aggregate face value equal to the notional amount of the contract for differences) and as to the other basket, the Fund's return is based on theoretical short futures positions in the securities comprising the basket. The Fund may also use actual long and short futures positions to achieve the same market exposure(s) as contracts for differences. The Fund will only enter into contracts for differences where payment obligations of the two legs of the contract are netted and thus based on changes in the relative value of the baskets of securities rather than on the aggregate change in the value of the two legs. The Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long leg will outperform the basket constituting the short leg. However, it is possible that the short basket will outperform the long basket resulting in a loss, even in circumstances where the securities in both the long and short baskets appreciate in value.

         Except for instances in which the Fund elects to obtain leverage up to the 10% limitation mentioned above, the Fund's custodian will earmark and maintain cash, U.S. Government Securities or liquid assets in an amount equal to the aggregate of net payment obligations on its swap contracts and contracts for differences, marked to market daily.

         The Fund may enter into swaps and contracts for differences for hedging, investment and risk management. When using swaps for hedging, the Fund may enter into an interest rate, currency or equity swap, as the case may be, on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities. For risk management or investment purposes the Fund may also enter into a contract for differences in which the notional amount of the theoretical long position is greater than the notional amount of the theoretical short position. The Fund will not normally enter into a contract for differences to increase the volatility (beta) of the Fund's portfolio above 1.00. However, the Fund may invest in contracts for differences without regard to this limitation if the aggregate amount by which the theoretical long positions of such contracts exceed the theoretical short positions of such contracts, when aggregated with the Index Futures and equity swaps contracts as described above, does not exceed 10% of the Fund's net assets.

         INTEREST RATE CAPS, FLOORS AND COLLARS. The Fund may use interest rate caps, floors and collars for the same purposes or similar purposes as they use interest rate futures contracts and related options. Interest rate caps, floors and collars are similar to interest rate swap contracts because the payment obligations are measured by changes in interest rates as applied to a notional amount and because they are individually negotiated with a specific counterparty. The purchase of an interest rate cap entitles the purchaser, to the extent that a specific index exceeds a specified interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below specified interest rates, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. The purchase of an interest rate collar entitles the purchaser, to the extent that a specified index exceeds or falls below two specified interest rates, to receive payments of interest on a notional principal amount from the party selling the interest rate collar. Except when using such contracts for risk management, the Fund's custodian will earmark and maintain cash, U.S. Government Securities or other liquid assets in an amount at least equal to its obligations, if any, under interest rate cap, floor and collar arrangements. As with futures contracts, when the Fund uses notional amount contracts for risk management it is only required to earmark and maintain on the custodian's books and records assets equal to its net payment obligation, not the notional amount of the contract. In those cases, the notional amount contract will have the effect of providing a degree of investment leverage similar to the leverage associated with non-earmarked futures contracts. The Fund's use of interest rate caps, floors and collars for the same or similar purposes as those for which they use futures contracts and related options presents the same risks and similar opportunities as those associated with futures and related options. Because caps, floors and collars are recent innovations for which standardized documentation has not yet been developed they are deemed by the SEC to be relatively illiquid investments which are subject to the limitation on investment in illiquid securities.

FOREIGN CURRENCY TRANSACTIONS

         Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. For example, uncertainty surrounds the introduction of the "euro" (a common currency unit for the European Union) which occurred in January 1999. These and other currencies in which the Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.

         The Fund may be permitted to invest in securities denominated in foreign currencies and may buy or sell foreign currencies, deal in forward foreign currency contracts, currency futures contracts and related options and options on currencies. The Fund may use such currency instruments for hedging, investment or currency risk management. Currency risk management may include taking active currency positions relative to both the securities portfolio of the Fund and its performance benchmark.

         Forward foreign currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. Options on currency futures contracts give their owner the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. Options on currencies give their owner the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period.

         The Fund may enter into forward contracts for hedging under three circumstances. First, when the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transaction, the Fund will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold and the date on which payment is made or received.

         Second, when the Manager of the Fund believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. Maintaining a match between the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

         Third, the Fund may engage in currency "cross hedging" when, in the opinion of the Manager, the historical relationship among foreign currencies suggests that the Fund may achieve the same protection for a foreign security at reduced cost through the use of a forward foreign currency contract relating to a currency other than the U.S. dollar or the foreign currency in which the security is denominated. By engaging in cross hedging transactions, the Fund assumes the risk of imperfect correlation between the subject currencies. These practices may present risks different from or in addition to the risks associated with investments in foreign currencies.

         The Fund is not required to enter into hedging transactions with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by the Manager.

By entering into the above hedging transactions, the Fund may be required to forego the benefits of advantageous changes in the exchange rates.

         The Fund may also enter foreign currency forward contracts for investment and currency risk management. When the Fund uses currency instruments for such purposes, the foreign currency exposure of the Fund may differ substantially from the currencies in which the Fund's investment securities are denominated. However, the Fund's aggregate foreign currency exposure will not normally exceed 100% of the value of the Fund's securities, except that the Fund may use currency instruments without regard to this limitation if the amount of such excess, when aggregated with futures contracts, equity swap contracts and contracts for differences used in similar ways, does not exceed 10% of the Fund's net assets.

         Except to the extent that the Fund may use such contracts for risk management, whenever the Fund enters into a foreign currency forward contract, other than a forward contract entered into for hedging, the Fund's custodian will earmark and maintain cash, U.S. Government Securities or other liquid assets with a value, marked to market daily, equal to the amount of the currency required to be delivered. The Fund's ability to engage in forward contracts may be limited by tax considerations.

         The Fund may use currency futures contracts and related options and options on currencies for the same reasons for which it uses currency forwards. Except to the extent that the Fund may use futures contracts and related options for risk management, the Fund will, so long as it is obligated as the writer of a call option on currency futures, own on a contract-for-contract basis an equal long position in currency futures with the same delivery date or a call option on currency futures with the difference, if any, between the market value of the call written and the market value of the call or long currency futures purchased and maintained by the Fund in cash or other liquid assets earmarked on the books and records of the Fund's custodian. If at the close of business on any day the market value of the call purchased by the Fund falls below 100% of the market value of the call written by the Fund, the Fund's custodian will earmark and maintain an amount of cash or other liquid assets equal in value to the difference. Alternatively, the Fund may cover the call option by owning securities denominated in the currency with a value equal to the face amount of the contract(s) or through earmarking and maintaining with the custodian an amount of the particular foreign currency equal to the amount of foreign currency per futures contract option times the number of options written by the Fund.

REPURCHASE AGREEMENTS

         The Fund may enter into repurchase agreements with banks and broker-dealers by which it acquires a security (usually an obligation of the Government where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually not more than a week) for cash and obtains a simultaneous commitment from the seller to repurchase the security at an agreed-on price and date. The resale price is in excess of the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford an opportunity for the Fund to earn a return on temporarily available cash at no market risk, although there is a risk that the seller may default in its obligation to pay the agreed-upon sum on the redelivery date. Such a default may subject the Fund to expenses, delays and risks of loss including: (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto, (b) possible reduced levels of income and lack of access to income during this period and (c) inability to enforce rights and the expenses involved in attempted enforcement.

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY

         Debt and Other Fixed Income Securities include fixed income securities of any maturity. Fixed income securities pay a specified rate of interest or dividends, or a rate that is adjusted periodically by reference to some specified index or market rate. Fixed income securities include securities issued by federal, state, local and foreign governments and related agencies, and by a wide range of private issuers.

         Fixed income securities are subject to market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when prevailing interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to the provisions of bankruptcy, insolvency and other laws, such as the Federal Bankruptcy Reform Act of 1978, affecting the rights and remedies of creditors. Fixed income securities denominated in foreign currencies are also subject to the risk of a decline in the value of the denominating currency.

         Because interest rates vary, it is impossible to predict the future income of the Fund investing in such securities. The net asset value of the Fund's shares will vary as a result of changes in the value of the securities in its portfolio and will be affected by the absence and/or success of hedging strategies.

TEMPORARY HIGH QUALITY CASH ITEMS

         To the extent noted under "Investment Guidelines," the Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the earmarking and maintenance of such assets on the custodian's books and records. These cash items must be of high quality and may include a number of money market instruments such as securities issued by the United States government and agencies thereof, bankers' acceptances, commercial paper, and bank certificates of deposit. By investing in high quality money market securities the Fund may seek to minimize credit risk with respect to such investments.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

         The Fund may occasionally acquire U.S. or Foreign Government Securities, however, the Fund does not intend to make significant investments in these securities. U.S. Government Securities include securities issued or guaranteed by the U.S. government or its authorities, agencies or instrumentalities. Foreign Government Securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies or instrumentalities or by supra-national agencies. U.S. Government Securities and Foreign Government Securities have different kinds of government support. For example, some

U.S. Government Securities, such as U.S. Treasury bonds, are supported by the full faith and credit of the United States, whereas certain other U.S. Government Securities issued or guaranteed by federal agencies or government-sponsored enterprises are not supported by the full faith and credit of the United States. Similarly, some Foreign Government Securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. In the case of certain countries, Foreign Government Securities may involve varying degrees of credit risk as a result of financial or political instability in such countries and the possible inability of the Fund to enforce its rights against the foreign government issuer.

         Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include such entities as the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community and the Inter-American Development Bank.

         Like other fixed income securities, U.S. Government Securities and Foreign Government Securities are subject to market risk and their market values fluctuate as interest rates change. Thus, for example, the value of U.S. Government Securities or Foreign Government Securities may fall during times of rising interest rates. Yields on U.S. Government Securities and Foreign Government Securities tend to be lower than those of corporate securities of comparable maturities.

         In addition to investing directly in U.S. Government Securities and Foreign Government Securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments or principal payments, or both, in U.S. Government Securities and Foreign Government Securities. These certificates of accrual and similar instruments may be more volatile than other government securities.

ADJUSTABLE RATE SECURITIES

         Adjustable rate securities are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. They may be U.S. Government Securities or securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

LOWER RATED SECURITIES

         The Fund may invest in securities rated below investment grade (that is, rated below BBB by Standard & Poor's or below Baa by Moody's) at the time of purchase, including securities in the lowest rating categories, and comparable unrated securities ("Lower Rated Securities"). The Fund will not necessarily dispose of a security when its rating is reduced below its rating at the time of purchase, although the Manager will monitor the investment to determine whether continued investment in the security will assist in meeting the Fund's investment objective.

         Lower Rated Securities generally provide higher yields, but are subject to greater credit and market risk, than higher quality fixed income securities. Lower Rated Securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. Achievement of the investment objective of the Fund investing in Lower Rated Securities may be more dependent on the Manager's own credit analysis than is the case with higher quality bonds. The market for Lower Rated Securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities. In addition, the secondary market may be less liquid for Lower Rated Securities. This reduced liquidity at certain times may affect the values of these securities and may make the valuation and sale of these securities more difficult. Securities of below investment grade quality are commonly referred to as "junk bonds." Securities in the lowest rating categories may be in poor standing or in default. Securities in the lowest investment grade category (BBB or Baa) have some speculative characteristics.

INDEXED SECURITIES

         Indexed securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

         The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. government agencies.

         Indexed securities in which the Fund may invest include so-called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term market interest rates increase and increase as short-term market rates decline. Such securities have the effect of providing a degree of investment leverage, since they will generally increase or decrease in value in response to changes in market interest rates at a rate which is a multiple of the rate at which fixed-rate long-term securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed rate securities.

         The Fund may invest in inflation indexed securities issued by the U.S. Treasury, which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. The interest rate on these bonds is fixed at issuance, but over the life of the bond this interest may be paid on an increasing or decreasing principal value which has been adjusted for inflation.

         Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Fund may also invest in other bonds that may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

         The value of inflation indexed bonds is expected to fluctuate in response to changes in real interest rates, which are in turn tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds.

         Although these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may result in a decline in value. If interest rates rise due to reasons other than inflation (such as changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

         The U.S. Treasury has a relatively brief history of issuing inflation indexed bonds. As such, there is no trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. Certain foreign governments, such as the United

Kingdom, Canada and Australia, have a longer history of issuing inflation indexed bonds, and there may be a more liquid market in certain of these countries for these securities.

         The periodic adjustment of U.S. inflation indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

         Coupon payments received by the Fund from inflation indexed bonds will be includable in the Fund's gross income in the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

         The Fund may invest in fixed income securities (including convertible securities) of any maturity.

         The Fund's investments in indexed securities, including inflation indexed securities, may create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level. See "Distributions and Taxes in the Prospectus" and "Distributions" and "Taxes" in this Statement of Additional Information.

FIRM COMMITMENTS

         A firm commitment agreement is an agreement with a bank or broker-dealer for the purchase of securities at an agreed-upon price on a specified future date. The Fund may enter into firm commitment agreements with such banks and broker-dealers with respect to any of the instruments eligible for purchase by the Fund. The Fund will only enter into firm commitment arrangements with banks and broker-dealers that the Manager determines present minimal credit risks. The Fund's custodian will earmark and maintain cash, U.S. Government Securities or other liquid assets in an amount equal to the Fund's obligations under firm commitment agreements.

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS

         The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

         Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

         The Fund will earmark and maintain on its custodian's books and records cash, U.S. Government Securities or other liquid assets equal in value to its obligations in respect of reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement or dollar roll files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party or its trustee or receiver whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund's fundamental investment restriction with respect to borrowings.

ILLIQUID SECURITIES

         The Fund may purchase "illiquid securities," i.e., securities which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the Fund has valued the investment, which include securities whose disposition is restricted by securities laws, so long as no more than 15% of net assets would be invested in such illiquid securities. The Fund currently intends to invest in accordance with the SEC staff view that repurchase agreements maturing in more than seven days are illiquid securities. It is possible that certain over-the-counter options and securities serving as cover for over-the-counter options may be deemed, under certain circumstances, to be illiquid securities. While the Trust does not agree with this view, it will operate in accordance with any relevant formal guidelines adopted by the SEC.

         In addition, the SEC staff may, under certain circumstances, consider equity swap contracts, caps, floors and collars to be illiquid securities. Consequently, to the extent the SEC staff maintains this position, the Fund will not enter into an equity swap contract or a reverse equity swap contract or purchase a cap, floor or collar if, as a result of the investment, the total value (i.e., marked-to-market value) of such investments (without regard to their notional amount) together with that of all other illiquid securities which the Fund owns would exceed 15% of the Fund's total assets.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

         Without a vote of the majority of the outstanding voting securities of the Fund, the Trust will not take any of the following actions with respect to the Fund as indicated:

         (1) Borrow money except under the following circumstances and to the extent permitted by applicable rules, regulations and interpretive guidelines published by the SEC: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; and (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests.

         (2) Purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

         (3) Make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

         (4) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

         (5) Purchase or sell real estate, although it may purchase securities of issuers that deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

         (6) Make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

         (7) Concentrate more than 25% of the value of its total assets in any one industry.

         (8) Purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

         (9) Issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (4) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin permitted by Non-Fundamental Restriction (4) below; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

         It is contrary to the present policies of the Fund, which may be changed by the Trustees without shareholder approval, to:

         (1) Make investments for the purpose of gaining control of a company's management.

         (2) Invest more than 15% of net assets in illiquid securities. The securities currently thought to be included as "illiquid securities" are restricted securities under the Federal securities laws (including illiquid securities traded under Rule 144A), repurchase agreements and securities that are not readily marketable. To the extent the Trustees determine that restricted securities traded under Section 4(2) or Rule 144A under the Securities Act of 1933 are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

         Except as indicated above in Fundamental Restriction No. 1, all percentage limitations on investments set forth herein and in the Prospectus will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

         The phrase "shareholder approval," as used in the Prospectus, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies that are explicitly described as fundamental in the Prospectus or this Statement of Additional Information, the investment policies of the Fund (including all policies, restrictions and limitations set forth under "Investment Guidelines") may be changed by the Trust's Trustees without the approval of shareholders.

                             MANAGEMENT OF THE TRUST

         Subject to the provisions of the GMO Declaration of Trust, the business of the GMO Trust (the "Trust"), an open-end management investment company, shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; fill vacancies in or remove from their number (including any vacancies created by an increase in the number of Trustees); remove from their number with or without cause; elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank,; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

         The Trustees and officers of the Trust and their principal occupations during the past five years are as follows:

         R. JEREMY GRANTHAM* (D.O.B. 10/6/38). President-Quantitative and Chairman of the Trustees of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC.

         JAY O. LIGHT (D.O.B. 10/3/41). Trustee of the Trust. Professor of Business Administration, Harvard University; Senior Associate Dean, Harvard University (1988-1992).

         EYK DEL MOL VAN OTTERLOO (D.O.B. 2/27/37). President-International of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC.

         RICHARD MAYO (D.O.B. 6/18/42). President-U.S. Active of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC.

         SUSAN RANDALL HARBERT (D.O.B. 4/25/57). Chief Financial Officer and Treasurer of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC.

         WILLIAM R. ROYER, ESQ. (D.O.B. 7/20/65). Vice President of the Trust. General Counsel, Grantham, Mayo, Van Otterloo & Co. LLC.

         ROBERT V. BROKAW, JR. (D.O.B. 10/7/43). Secretary of the Trust. Member, Grantham, Mayo, Van Otterloo & Co. LLC. Research Analyst, GMO Renewable Resources LLC (July 1999 - present).

         SCOTT ESTON (D.O.B. 1/20/56). Vice President of the Trust. Chief Financial Officer and Member, Grantham, Mayo, Van Otterloo & Co. LLC (September 1997 - present). Senior Partner, Coopers & Lybrand (1987 -
         1997).

         ANNE STETSON (D.O.B. 8/7/62) Vice President of the Trust. Associate General Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (May 1998-present). Legal Counsel, Fidelity Investments (January 1995-April
         1998).

         ELAINE M. HARTNETT, ESQ. (D.O.B. 2/18/45). Vice President and Clerk of the Trust. Associate General Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (June 1999-Present). Associate/Junior Partner, Hale and Dorr LLP, Boston, Massachusetts (1991-1999).

         BRENT ARVIDSON (D.O.B. 6/26/69). Assistant Treasurer of the Trust. Senior Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (September 1997 - present). Senior Financial Reporting Analyst, John Hancock Funds (August 1996 - September 1997). Account Supervisor/Senior Account Specialist, Investors Bank and Company (June 1993 - August
         1996).

*Trustee is deemed to be an "interested person" of the Trust and Grantham, Mayo, Van Otterloo & Co. LLC ("GMO" or the "Manager"), as defined by the 1940 Act.

         The mailing address of each of the officers and Trustees is c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110.

         Except as stated above, the principal occupations of the officers and Trustees for the last five years have been with the employers as shown above, although in some cases they have held different positions with such employers.

         Other than as set forth in the table below, no Trustee or officer of the Trust receives any direct compensation from the Trust or any series thereof:

                NAME OF PERSON,                    TOTAL ANNUAL COMPENSATION
                  POSITION                                FROM THE TRUST
                  --------                                --------------
              Harvey R. Margolis, Trustee(1)              $80,000

              Jay O. Light, Trustee                       $80,000

         Messrs. Grantham, Mayo, Van Otterloo, Brokaw and Eston, and Ms. Harbert, as members of the Manager, will benefit from the management fees paid by the Fund of the Trust.

                     INVESTMENT ADVISORY AND OTHER SERVICES

--------
(1) Mr. Margolis served as a Trustee of the Trust until his death in June 2000.

Management Contracts

         As disclosed in the Prospectus under the heading "Management of the Trust," under separate Management Contracts (each a "Management Contract") between the Trust and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers which furnish the Manager, at no cost, certain research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

         As is disclosed in the Prospectus, the Manager has contractually agreed to reimburse the Fund with respect to certain Fund expenses through June 30, 2001 to the extent that the Fund's total annual operating expenses (excluding Shareholder Service Fees, brokerage commissions and other investment-related costs, interest expenses, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses and transfer taxes) would otherwise exceed a specified percentage of that Fund's daily net assets.

         The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         The Management Contract was approved by the Trustees of the Trust (including the Trustees who are not "interested persons" of the Manager) and by the Fund's sole shareholder in connection with the establishment of the Fund. The Management Contract will continue in effect for a period more than two years from the date of its execution only so long as its continuance is approved at least annually by (i) vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

For the Fund, the Management Fee is calculated based on a fixed percentage of the Fund's average daily net assets.

         Each of the Trust and the Manager has adopted a Code of Ethics pursuant to the requirement of the 1940 Act. Under the Code of Ethics, personnel are only permitted to engage in personal securities transactions in accordance with certain conditions relating to such persons' position, the identity of the security, the timing of the transaction and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly and broker confirmations of such transactions must be provided for review.

         Custodial Arrangements. Brown Brothers Harriman & Co. ("BBH"), 40 Water Street, Boston, Massachusetts 02109, serves as the Fund's custodian. As such, BBH holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, BBH receives and delivers cash and securities of the Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. BBH also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

         Shareholder Service Arrangements. As disclosed in the Prospectus, pursuant to the terms of a single Servicing Agreement with the Fund of the Trust, GMO provides direct client service, maintenance and reporting to shareholders of the Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not "interested persons" of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days' written notice to the other party. The Trust entered into the Servicing Agreement with GMO on May 30, 1996.

         Independent Accountants. The Trust's independent accountants are PricewaterhouseCoopers LLP, 160 Federal Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

PORTFOLIO TRANSACTIONS

         The purchase and sale of portfolio securities for the Fund and for the other investment advisory clients of the Manager are made by the Manager with a view to achieving their respective investment objectives. For example, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, therefore, one client may sell indirectly a particular security to another client. It also happens that two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

         Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (a) such securities meet the investment objectives and policies of the Fund; (b) such securities are acquired for investment and not for resale; (c) such securities are liquid securities which are not restricted as to transfer either by law or liquidity of market; and (d) such securities have a value which is readily ascertainable as evidenced by a listing on the American Stock Exchange, the New York Stock Exchange, NASDAQ or a recognized foreign exchange.

         Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager will seek the best price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are subjective considerations.

         Over-the-counter transactions often involve dealers acting for their own account. It is the Manager's policy to place over-the-counter market orders for the U.S. Funds with primary market makers unless better prices or executions are available elsewhere.

         Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager will receive such services from brokers who are expected to handle a substantial amount of the Fund's portfolio transactions. Research services may include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities and portfolio strategy. The Manager uses such research in servicing other clients as well as the Fund.

         As permitted by Section 28(e) of the Securities Exchange Act of 1934 and subject to such policies as the Trustees of the Trust may determine, the Manager may pay an unaffiliated broker or dealer that provides "brokerage and research services" (as defined in the Act) to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.

                        DETERMINATION OF NET ASSET VALUE

         The net asset value per share of each Fund of GMO Trust will be determined on each day the New York Stock Exchange (the "Exchange") is open for regular business as of the close of regular trading on the Exchange, generally 4:00 p.m. New York City time. However, equity options held by a Fund are priced as of the close of trading at 4:10 p.m., and futures contracts on

U.S. government and other fixed-income securities and index options held by a Fund are priced as of their close of trading at 4:15 p.m. Events affecting the values of foreign securities may occur between the earlier closings of foreign exchanges and securities markets and the closing of the New York Stock Exchange which will not be reflected in the computation of a Fund's net asset value. Please refer to "Determination of Net Asset Value" in the Prospectus for additional information.

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

         The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The fiscal year for the Fund ends on the last day of February.

         Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty series, one for the Fund described in this Statement of Additional Information, and for each of U.S. Core Fund; Tobacco-Free Core Fund; Value Fund; Growth Fund; U.S. Sector Fund; Small Cap Value Fund; Small Cap Growth Fund; Fundamental Value Fund; REIT Fund; International Core Fund; Currency Hedged International Core Fund; Foreign Fund; International Small Companies Fund; Japan Fund; Emerging Markets Fund; Evolving Countries Fund; Domestic Bond Fund; U.S. Bond/Global Alpha Fund; U.S. Bond/Global Alpha B Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Term Income Fund; Global Hedged Equity Fund; Inflation Indexed Bond Fund; International Equity Allocation Fund; World Equity Allocation Fund; Global (U.S.+) Equity Allocation Fund; Global Balanced Allocation Fund; Emerging Country Debt Share Fund; Pelican Fund; Asia Fund; Alpha LIBOR Fund; International Core Plus Allocation Fund; Tax-Managed U.S. Equities Fund; Tax-Managed International Equities Fund; Tax-Managed Small Companies Fund; and Intrinsic Value Fund. Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of the Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial and transfer agency expenses, but there is no present intention to make such charges.

         The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to eight classes of shares for each series of the Trust (except for the Pelican Fund): Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares and Class VIII Shares.

         The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

         The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

         On June 1, 2000 no shareholders held greater than 25% of the outstanding shares of the Fund.

                                  VOTING RIGHTS

         Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and will vote (to the extent provided herein) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the Investment Company Act of 1940, shares shall be voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects only the interests of one or more Funds, then only shareholders of such affected Funds shall be entitled to vote thereon. Shareholders of one Fund shall not be entitled to vote on matters exclusively affecting another Fund, such matters including, without limitation, the adoption of or change in the investment objectives, policies or restrictions of the other Funds and the approval of the investment advisory contracts of the other Funds. Shareholders of a particular class of shares do not have separate class voting rights except with respect to matters that affect only that class of shares and as otherwise required by law.

         There will normally be no meetings of shareholders for the purpose of electing Trustees except that in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

         No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

         Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of that Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund of which he is or was a shareholder would be unable to meet its obligations.

         The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

              BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES

         As of the date of this SAI, no shareholders owned beneficially 5% or more of the outstanding Class III Shares of the Fund.

                                  DISTRIBUTIONS

         The Prospectus describes the distribution policies of the Fund under the heading "Distributions". It is the policy of the Fund in all cases to pay its shareholders, as dividends, substantially all net investment income and to distribute annually all net realized capital gains, if any, after offsetting any capital loss carryovers. For distribution and federal income tax purposes, a portion of the premiums from certain expired call or put options written by the Fund, net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions are treated as short-term capital gain (i.e., gain from the sale of securities held for 12 months or less). It is the policy of the Fund to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of taxable investment income and capital gains.

                                      TAXES

TAX STATUS AND TAXATION OF THE FUND

         The Fund is treated as a separate taxable entity for federal income tax purposes. The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

(b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, its net tax-exempt income, and the excess, if any, of net short-term capital gains over net long-term capital losses for such year; and

(c) diversify its holdings so that at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund's assets is represented by cash and cash items, U.S. Government Securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total net assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses.

         If the Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends (including capital gain dividends).

         If the Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted so to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts. A dividend paid to shareholders by the Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although the Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., payment of excise tax amounts deemed by the Fund to be de minimis).

TAXATION OF FUND DISTRIBUTIONS AND SALES OF FUND SHARES

         Fund distributions derived from interest, dividends and certain other income, including in general short-term capital gains, will be taxable as ordinary income to shareholders subject to federal income tax whether received in cash or reinvested in shares. Properly designated Fund distributions derived from net long-term capital gains (i.e., net gains derived from the sale of securities held for more than 12 months) will generally be taxable as such (generally at a 20% rate for noncorporate shareholders), regardless of how long a shareholder has held the shares in the Fund.

         Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

         The sale, exchange or redemption of Fund shares, including a redemption in kind, may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gains if the shares have been held for more than 12 months and as short-term capital gains if the shares have been held for not more than 12 months.

         Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributions received by a shareholder with respect to those shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the same Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

         A distribution paid to shareholders by the Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year to taxable investors and others requesting such information.

         If the Fund makes a distribution to you in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of your tax basis in your shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces your tax basis in your shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by you of your shares.

         For corporate shareholders, the dividends-received deduction will generally apply (subject to a holding period requirement imposed by the Code) to the Fund's dividends paid from investment income to the extent derived from dividends received from U.S. corporations. However, any distributions received by the Fund from REITs will not qualify for the corporate dividends-received deduction. The Fund's investments in REIT equity securities may require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold (including when it is not advantageous to do so). The Fund's investments in REIT equity securities may at other times result in the Fund's receipt of cash in excess of the REIT's earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes.

         The backup withholding rules do not apply to certain exempt entities (including corporations and tax-exempt organizations) so long as each such entity furnishes the Trust with an appropriate certification. However, other shareholders are subject to backup withholding at a rate of 31% on all distributions of net investment income and capital gain, whether received in cash or reinvested in shares of the Fund, and on the amount of the proceeds of any redemption of Fund shares, where such distributions or redemption proceeds paid or credited to any shareholder account for which an incorrect or no taxpayer identification number has been provided, where appropriate certification has not been provided for a foreign shareholder, or where the Trust is notified that the shareholder has underreported income in the past (or the shareholder fails to certify that he is not subject to such withholding). A "taxpayer identification number" is either the Social Security number or employer identification number of the record owner of the account.

WITHHOLDING ON DISTRIBUTIONS TO FOREIGN INVESTORS

         Dividend distributions (including distributions derived from short-term capital gains) are in general subject to a U.S. withholding tax of 30% when paid to a nonresident alien individual, foreign estate or trust, a foreign corporation, or a foreign partnership ("foreign shareholder"). Persons who are resident in a country, such as the U.K., that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty. Distributions of net realized long-term capital gains paid by the Fund to a foreign shareholder, and any gain realized upon the sale of Fund shares by such a shareholder, will ordinarily not be subject to U.S. taxation, unless the recipient or seller is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year. However, such distributions and sale proceeds may be subject to backup withholding, unless the foreign investor certifies his non-U.S. residency status. Foreign investors are subject to the backup withholding rules described above. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner's Federal income tax return. Also, foreign shareholders with respect to whom income from the Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. Again, foreign shareholders who are resident in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

FOREIGN TAX CREDITS

         It is expected that, at the end of each fiscal year, more than 50% of the value of the total assets of the Fund will be represented by stock or securities of foreign corporations. In such a case, the Fund may make an election which allows shareholders whose income from the Fund is subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return. The Fund intends to make this election for each year in which it is entitled to do so. If such an election is made, the amounts of foreign income taxes paid by the Fund would be treated as additional income to Fund shareholders from non-U.S. sources and as foreign taxes paid by Fund shareholders. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including a holding period requirement applied at both the Fund and shareholder level imposed by the Code). Shareholders of the Fund whose income from the Fund is not subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations may receive substantially different tax treatment of distributions by the Fund, and may be disadvantaged as a result of the election described in this paragraph.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

         Certain of the Fund's investments, including assets "marked to the market" for federal income tax purposes, debt obligations issued or purchased at a discount and potentially so-called "index securities" (including inflation indexed bonds), will create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.

         The Fund's transactions in options, other derivatives, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies may accelerate income, defer losses, cause adjustments in the holding periods of the Fund's securities and convert long-term capital gains into short-term capital gains and short-term capital losses into long-term capital losses. These transactions may affect the amount, timing and character of distributions to shareholders.

         Investment by the Fund in certain passive foreign investment companies ("PFICs") could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company, which tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to treat a passive foreign investment company as a "qualified electing fund," in which case the Fund will be required to include its share of the company's income and net capital gain annually, regardless of whether it receives any distribution from the company. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund's total return.

         A PFIC is any foreign corporation (i) 75% or more of the income of which for the taxable year is passive income, or (ii) the average percentage of the assets of which (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

LOSS OF REGULATED INVESTMENT COMPANY STATUS

         The Fund may experience particular difficulty qualifying as a regulated investment company in the case of highly unusual market movements, in the case of high redemption levels and/or during the first year of its operations. If the Fund does not qualify for taxation as a regulated investment company for any taxable year, the Fund's income will be taxed at the Fund level at regular corporate rates, and all distributions from earnings and profits, including distributions of net long-term capital gains, will be taxable to shareholders as ordinary income and subject to withholding in the case of non-U.S. shareholders. In addition, in order to requalify for taxation as a regulated investment company that is accorded special tax treatment, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions.

                             PERFORMANCE INFORMATION

         The Fund may from time to time include its total return in advertisements or in information furnished to present or prospective shareholders.

         Quotations of average annual total return for the Fund will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Fund or class over periods of one, three, five, and ten years (or for such shorter or longer periods as shares of the Fund have been offered), calculated pursuant to the following formula: P (1 + T)n = ERV (where P = a hypothetical initial payment of $10,000, T = the average annual total return, n = the number of years, and ERV = the ending redeemable value of a hypothetical $10,000 payment made at the beginning of the period). Except as noted below, all total return figures reflect the deduction of a proportional share of Fund expenses on an annual basis, and assume that (i) the maximum purchase premium is deducted from the initial $10,000 payment, (ii) all dividends and distributions are reinvested when paid and (iii) the maximum redemption fee is charged at the end of the relevant period. Quotations of total return may also be shown for other periods. The Fund may also, with respect to certain periods of less than one year, provide total return information for that period that is unannualized. Any such information would be accompanied by standardized total return information.

         The Fund may also from time to time advertise net return and gross return data for each month and calendar quarter since the Fund's inception. Monthly and quarterly return data is calculated by linking daily performance for the Fund (current net asset value divided by prior net asset value), and assumes reinvestment of all dividends and gains. Monthly and quarterly performance data does not reflect payment of any applicable purchase premiums or redemption fees. All quotations of monthly and quarterly returns would be accompanied by standardized total return information.

         From time to time, in advertisements, in sales literature, or in reports to shareholders, the Fund may compare its respective performance to that of other mutual funds with similar investment objectives and to stock or other relevant indices. For example, the Fund may compare its total return to rankings prepared by Lipper Analytical Services, Inc. or Morningstar, Inc., widely recognized independent services, that monitor mutual fund performance; the Standard & Poor's 500 Stock Index ("S&P 500"), MSCI EAFE or the Russell 2500 Index, indices of unmanaged groups of common stock; or the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of 30 industrial companies listed on the New York Stock Exchange.

         Performance rankings and listings reported in national financial publications, such as Money Magazine, Barron's and Changing Times, may also be cited (if the Fund is listed in any such publication) or used for comparison, as well as performance listings and rankings from various other sources including No Load Fund X, CDA Investment Technologies, Inc., Weisenberger Investment Companies Services, and Donoghue's Mutual Fund Almanac.

         Quotations of the Fund's gross return do not reflect any reduction for any Fund fees or expenses unless otherwise noted; if the gross return data reflected the estimated fees and expenses of the Fund, the returns would be lower than those shown. Quotations of gross return for the Fund for a particular month or quarter will be calculated in accordance with the following formula:

Gross Return = Net Return + (Total Annual Operating Expense Ratio) (# of days in relevant period/365)

                              FINANCIAL STATEMENTS

         The Fund has not yet commenced operations.

                                    GMO TRUST

                            PART C. OTHER INFORMATION

Item 23. Exhibits

         (a).  Amended and Restated Agreement and Declaration of Trust.
               Exhibit 1

         (b).  Amended and Restated By-laws of the Trust.1

         (c). Please refer to Article 5 of the Trust's Amended and Restated Declaration of Trust, which is hereby incorporated by reference.

         (d). 1. Form of Management Contracts between the Trust, on behalf of each of its GMO U.S. Core Fund (formerly "GMO Core Fund"), GMO Tobacco-Free Core Fund, GMO Value Fund (formerly "GMO Value Allocation Fund"), GMO Fundamental Value Fund, GMO Growth Fund (formerly "GMO Growth Allocation Fund"), GMO Small Cap Value Fund (formerly "GMO Core II Secondaries Fund"), GMO Small Cap Growth Fund, GMO REIT Fund, GMO International Core Fund, GMO Currency Hedged International Core Fund, GMO Foreign Fund, GMO International Small Companies Fund, GMO Japan Fund, GMO Emerging Markets Fund, GMO Evolving Countries Fund, GMO Asia Fund, GMO Global Hedged Equity Fund, GMO Domestic Bond Fund, GMO U.S. Bond/Global Alpha A Fund (formerly "GMO Global Fund"), GMO U.S. Bond/Global Alpha B Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund (formerly "GMO SAF Core Fund"), GMO Global Bond Fund, GMO Emerging Country Debt Fund, GMO Short-Term Income Fund, GMO Inflation Indexed Bond Fund, GMO Intrinsic Value Fund; GMO Tax-Managed Small Companies Fund (formerly "GMO U.S. Small Cap Fund"); GMO International Equity Allocation Fund, GMO World Equity Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO Global Balanced Allocation Fund, GMO U.S. Sector Fund (formerly "GMO U.S. Sector Allocation Fund"), GMO International Core Plus Allocation Fund, Pelican Fund, GMO Tax-Managed U.S. Equities Fund, GMO Alpha LIOR Fund and GMO Tax-Managed International Equities Fund, and Grantham, Mayo, Van Otterloo & Co. ("GMO");1

               2. Form of Consulting Agreements between GMO, and Dancing Elephant, Ltd. with respect to GMO Emerging Markets Fund, GMO Evolving Countries Fund and GMO Asia Fund;1

               3. Form of Management Contract between the Trust, on behalf of its GMO Foreign Small Companies Fund, and GMO. Exhibit 2

         (e).  None.

         (f).  None.

         (g). 1. Custodian Agreement (the "IBT Custodian Agreement") among the Trust, on behalf of its GMO U.S. Core Fund (formerly "GMO Core Fund"), GMO Currency Hedged International Bond Fund (formerly "GMO SAF Core Fund"), GMO Value Fund (formerly "GMO Value Allocation Fund"), GMO Growth Fund (formerly "GMO Growth Allocation Fund"), and GMO Short-Term Income Fund, GMO and Investors Bank & Trust Company ("IBT");1

               2. Custodian Agreement (the "BBH Custodian Agreement") among the Trust, on behalf of its GMO International Core Fund and GMO Japan Fund, GMO and Brown Brothers Harriman & Co. ("BBH");1

               3. Custodian Agreement (the "SSB Custodian Agreement") among the Trust, on behalf of its Pelican Fund, GMO and State Street Bank and Trust Company ("SSB");1

               4. Forms of Letter Agreements with respect to the IBT Custodian Agreement among the Trust, on behalf of its GMO U.S. Bond/Global Alpha B Fund, GMO Tobacco-Free Core Fund, GMO Fundamental Value Fund, GMO U.S. Sector Fund (formerly "GMO U.S. Sector Allocation Fund"), GMO International Bond Fund, GMO Small Cap Value Fund (formerly "GMO Core II Secondaries Fund"), GMO Emerging Country Debt Fund, GMO Domestic Bond Fund, GMO REIT Fund, GMO Global Bond Fund, GMO International Equity Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO World Equity Allocation Fund, GMO Global Balanced Allocation Fund, GMO International Core Plus Allocation Fund, GMO Emerging Country Debt Share Fund, GMO Small Cap Growth Fund, GMO U.S. Bond/Global Alpha A Fund (formerly "GMO Global Fund"), GMO Tax-Managed U.S. Equities Fund, GMO Inflation Indexed Bond Fund, GMO Intrinsic Value Fund and GMO Tax-Managed U.S. Small Cap Fund, GMO and IBT;1

               5. Forms of Letter Agreements with respect to the BBH Custodian Agreement among the Trust, on behalf of its GMO Emerging Markets Fund, GMO Currency Hedged International Core Fund, GMO Evolving Countries Fund, GMO Global Hedged Equity Fund, GMO International Small Companies Fund, GMO Foreign Fund, GMO Asia Fund, GMO Tax-Managed International Equities Fund and GMO and BBH;1 Form of Letter Agreement among the Trust, on behalf of the GMO Foreign Small Companies Fund, GMO and BBH. Exhibit 3

               6. Form of Letter Agreement with respect to the IBT Custodian Agreement among the Trust, on behalf of its GMO Alpha LIBOR Fund, GMO and IBT.1

         (h). 1. Transfer Agency Agreement among the Trust, on behalf of its GMO U.S. Core Fund (formerly "GMO Core Fund"), GMO Currency Hedged International Bond Fund, GMO Growth Fund (formerly "GMO Growth Allocation Fund"), GMO

               Value Fund (formerly "GMO Growth Allocation Fund"), GMO Short-Term Income Fund, GMO International Core Fund and GMO Japan Fund, GMO and IBT;(1).

               2. Forms of Letter Agreements to the Transfer Agency Agreement among the Trust, on behalf of each of its GMO Tobacco-Free Core Fund, GMO Fundamental Value Fund, GMO Small Cap Value Fund (formerly "GMO Core II Secondaries Fund"), GMO Small Cap Growth Fund, GMO REIT Fund, GMO Currency Hedged International Core Fund, GMO Foreign Fund, GMO International Small Companies Fund, GMO Emerging Markets Fund, GMO Evolving Countries Fund, GMO Asia Fund, GMO Global Hedged Equity Fund, GMO Domestic Bond Fund, GMO U.S. Bond/Global Alpha A Fund (formerly "GMO Global Fund"), GMO U.S. Bond/Global Alpha B Fund, GMO International Bond Fund, GMO Global Bond Fund, GMO Emerging Country Debt Fund, GMO Inflation Indexed Bond Fund, GMO Emerging Country Debt Share Fund, Pelican Fund, GMO International Equity Allocation Fund, GMO World Equity Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO Global Balanced Allocation Fund, GMO U.S. Sector Fund (formerly "GMO U.S. Sector Allocation Fund"), GMO International Core Plus Allocation Fund, GMO Tax-Managed U.S. Equities Fund, GMO Tax-Managed International Equities Fund, GMO Intrinsic Value Fund, GMO Alpha LIBOR Fund and GMO Tax-Managed U.S. Small Cap Fund, GMO and IBT.1.

               3. Form of Letter Agreement to the Transfer Agency Agreement among the Trust, on behalf of the GMO Foreign Small Companies Fund, GMO and IBT. Exhibit 4

               4. Form of Notification of Obligation to Reimburse Certain Fund Expenses by GMO to the Trust. Exhibit 5

               5. Form of Amended and Restated Servicing Agreement between the Trust, on behalf of certain Funds, and GMO. --Exhibit 6

         (i).  Opinion and Consent of Ropes & Gray.1

         (j)   Consent of PricewaterhouseCoopers LLP.1

         (k).  Financial Statements -  Not applicable.

         (l).  None.

         (m).  None.

         (n).  Financial Data Schedules -- Not Applicable.

         (o).  Form of Rule 18f-3 Multiclass Plan 1.

               Note 1. Previously filed.

         (p). Code of Ethics adopted by GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC, Dancing Elephant, Ltd., GMO Australia Ltd., GMO Australia LLC, GMO Renewable Resources LLC, GMO Woolley Ltd.1

Item 24.       Persons Controlled by or Under Common Control with Registrant

               None.

Item 25.       Indemnification

               See Item 27 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 26.       Business and Other Connections of Investment Adviser

               See Item 28 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 27.       Principal Underwriters

               Not Applicable.

Item 28.       Location of Accounts and Records

               See Item 30 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 29.       Management Services

               Not Applicable.

Item 30.       Undertakings

               None.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Registrant, GMO Trust, has duly caused this Post-Effective Amendment No. 63 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 29th day of June, 2000.


                                       GMO Trust

                                       By:  R. JEREMY GRANTHAM*
                                           ------------------------------------
                                           R. Jeremy Grantham
                                           Title:  President - Quantitative;
                                           Principal Executive Officer; Trustee


    Pursuant to the requirements of the 1940 Act, this Post-Effective Amendment No. 63 to the Trust's Registration Statement under the 1940 Act has been signed below by the following persons in the capacities and on the dates indicated.



Signatures                   Title                                        Date
----------                   -----                                        ----


R. JEREMY GRANTHAM*          President - Quantitative; Principal          June 30, 2000
----------------------       Executive Officer; Trustee
R. Jeremy Grantham

SUSAN RANDALL HARBERT*       Chief Financial Officer and Treasurer;       June 30, 2000
----------------------       Principal Financial and Accounting Officer
Susan Randall Harbert

JAY O. LIGHT*                Trustee                                      June 30, 2000
----------------------
Jay O. Light



                             * By: /s/ William R. Royer
                                   --------------------
                                   William R. Royer
                                   Attorney-in-Fact

                                POWER OF ATTORNEY


      We, the undersigned officers and trustees of GMO Trust, a Massachusetts business trust, hereby severally constitute and appoint William R. Royer our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming our signatures as they may be signed by our said attorneys on said Registration Statement.

      Witness our hands and common seal on the date set forth below.

                       (Seal)



Signature                         Title                              Date
---------                         -----                              ----

                                  President-Domestic;
                                  Principal Executive
/S/ R. Jeremy Grantham            Officer; Trustee              March 12, 1996
---------------------------
R. Jeremy Grantham


/S/ Eyk H.A. Van Otterloo         President-International       March 12, 1996
---------------------------
Eyk H.A. Van Otterloo


                                  Treasurer; Principal
                                  Financial and
/S/ Kingsley Durant               Accounting Officer            March 12, 1996
---------------------------
Kingsley Durant

                                  EXHIBIT INDEX

                                    GMO TRUST


Exhibit No.   Title of Exhibit


       1      Amended and Restated Agreement and Declaration of Trust.


       2 Form of Management Contract between the Trust, on behalf of its GMO foreign Small Companies Fund, and GMO.

       3 Form of Letter Agreement among the Trust, on behalf of the GMO Foreign Small Companies Fund, GMO and BBH.


       4 Form of Letter Agreement to the Transfer Agency Agreement among the Trust, on behalf of the GMO Foreign Small Companies Fund, GMO and IBT.


       5 Form of Notification of Obligation to Reimburse Certain Fund Expenses by GMO to the Trust.


       6 Form of Amended and Restated Servicing Agreement between the Trust, on behalf of certain Funds, and GMO.